UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2013

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, PBF Energy Inc. and PBF Holding Company LLC (collectively, the “Company”) issued a press release announcing that, on May 10, 2013, Donald F. Lucey, Executive Vice President and Chief Commercial Officer and a named executive officer of the Company had informed the Company of his intention to retire as an officer of the Company and a director of PBF Holding Company LLC at the end of 2013.  Mr. Lucey will continue to be responsible for the day-to-day management of the Company’s Commercial group until June 1, 2013. Effective June 1, 2013, management of the Commercial group will be assumed by Paul Davis and Todd O’Malley, who will serve as co-heads of Commercial.  Mr. Davis will have specific responsibilities relative to crude oil and feedstocks, and Mr. O’Malley will manage products.  During the remaining seven months of his tenure, Mr. Lucey will assist Messrs. Davis and O’Malley in their new roles, and also work on corporate projects with the Company’s Executive Chairman, Thomas D. O’Malley.  A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

 Exhibit No.         Description

99.1                      Press release dated May 13, 2013 regarding the retirement of Donald F. Lucey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 14, 2013

PBF Energy Inc.
(Registrant)

		By:	/s/Jeffrey Dill
		Name:	Jeffrey Dill
		Title:	Senior Vice President, General Counsel

Dated:	May 14, 2013

PBF Holding Company LLC
(Registrant)

		By:	/s/ Jeffrey Dill
		Name:	Jeffrey Dill
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 13, 2013 regarding the retirement of Donald F. Lucey